[BriteSmile Company Logo]

January 25, 1999

Mr. Richard Craven
1110 Armanda Drive
Pasadena, California 91103

Dear Richard,

It is my pleasure to offer you employment with BriteSmile. The specifics of this offer are detailed below.

         Title:                     Vice President, Center Operations.

         Reporting:                 This position reports to Linda Oubre,
                                    President, BriteSmile Center Division.

         Responsibilities:          Manages all Center operations including
                                    recruitment and hiring of all staff,
                                    implementation of operating policies and procedures, training, materials management, and quality control.

         Base Salary:               Annual base salary of $132,500.

         Stock Options:             You will be granted options to purchase
                                    110,000 shares of BriteSmile stock based on your performance and according to the following provisions:
                           o        Option  to  purchase  shares  will be at the
                                    market price of BriteSmile stock on the close of business January 19, 1999.
                           o         Vesting schedule will be:
                                    20,000 per year at the end of years 1-4.
                                    30,000 at the end of year 5.

         Benefits:                  You will receive employee benefits including
                                    holidays, vacation, life insurance, and
                                    medical and dental insurance according to BriteSmile company policy.

         Start Date:                Your start date will be January 18, 1999.

         Sole Endeavor:             BriteSmile shall be your sole endeavor.  Any
                                    patents, licenses, or business ideas related to BriteSmile's business generated during the term of your employment will be owned by BriteSmile.

         At Will Employment:        Your employment is considered at will
                                    employment which can be terminated at any time. If employment is terminated "without cause" ("cause" is defined as business dishonesty or any conduct involving moral turpitude) then you will be entitled to severance pay according to BriteSmile company policy.

Please acknowledge your acceptance of this offer by signing and dating below. Let me know if you have any questions.


Sincerely,

/s/Linda S. Oubre
Linda S. Oubre
President, Center Division
BriteSmile



Accepted


  /s/ Richard F. Craven                    Date 2/25/99
-------------------------------------------    -------------------------------

cc:      Tony Pilaro
         Michael Bonner
         Carol Lewis